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                                                                   EXHIBIT 10.1

                             STOCKHOLDERS AGREEMENT


                  This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of October 8, 1999, is among IASIS Healthcare Corporation, a Delaware corporation (formerly known as PHC/Psychiatric Healthcare Corporation) (the "Company"), JLL Healthcare, LLC, a Delaware limited liability company ("JLL Healthcare"), Paracelsus Healthcare Corporation, a California corporation ("PHC"), Triumph Partners III, L.P., a Delaware limited partnership ("Triumph Partners"), Triumph III Investors, L.P., a Delaware limited partnership ("Triumph Investors" and, together with Triumph Partners, "Triumph"), and General Electric Capital Corporation, a New York corporation ("GECC" and, together with Triumph, the "Outside Investors"), each of the former equity holders of IASIS Healthcare Corporation, a Tennessee corporation ("IHC"), who are listed on Schedule I hereto and subsequently become a signatory to this Agreement (the "IHC Investors"), those members of management of the Company who subsequently become signatories to this Agreement (the "Management Investors"), and each other Person (as hereinafter defined) who subsequently becomes a signatory to this Agreement (each, an "Investor" and, collectively, the "Investors") (JLL Healthcare, Paracelsus, each of the Outside Investors, each of the IHC Investors, each of the Management Investors and each of the Investors being referred to herein as a "Stockholder" and, collectively, being referred to herein as the "Stockholders").


                               W I T N E S S E T H
                               -------------------

                  WHEREAS, JLL Hospital, LLC, a Delaware limited liability company ("JLL Hospital"), the Company, PHC and certain subsidiaries of PHC have entered into a Recapitalization Agreement dated as of August 16, 1999 (the "Recapitalization Agreement");

                  WHEREAS, prior to the date hereof, JLL Hospital assigned all of its rights and interests under the Recapitalization Agreement to JLL Healthcare, Triumph and GECC;

                  WHEREAS, pursuant to the Recapitalization Agreement, on the date hereof, PHC has, among other things, (i) transferred, or caused to be transferred, certain assets, subject to certain liabilities, to the Company and
(ii) caused the Company to be recapitalized (collectively, the "Recapitalization Transactions"), all in accordance with the terms and conditions of the Recapitalization Agreement;
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                  WHEREAS, in connection with the Recapitalization Transactions,
JLL Healthcare and the Outside Investors are acquiring Common Stock (as hereinafter defined);

                  WHEREAS, pursuant to a merger agreement to be entered into (the "IASIS Merger Agreement) among IHC, the Company and IASIS Management Company, a Delaware corporation and a wholly owned subsidiary of the Company ("IMC"), IHC will be merged with and into IMC in accordance with the Tennessee Business Corporation Act and the Delaware General Corporation Law (the "IASIS Merger"), with IMC as the surviving entity;

                  WHEREAS, upon consummation of the IASIS Merger, the issued and outstanding capital stock of IHC will be converted into shares of Common Stock and Series B Preferred Stock (as hereinafter defined), in accordance with the terms of the IASIS Merger Agreement;

                  WHEREAS, pursuant to a merger agreement to be entered into, JLL Hospital is being merged with and into the Company in accordance with the Delaware General Corporation Law, with the Company as the surviving entity (the "Hospital Merger");

                  WHEREAS, JLL Hospital and Tenet Healthcare Corporation, a California corporation, have entered into an Asset Sale Agreement dated as of August 15, 1999 (the "Asset Sale Agreement");

                  WHEREAS, in order to finance, in part, the transactions contemplated by the Asset Sale Agreement, JLL Healthcare and the Outside Investors are acquiring Series A Preferred Stock (as hereinafter defined);

                  WHEREAS, as soon as practical after the date hereof, the Board of Directors of the Company will adopt a Management Option Plan of the Company (the "Management Option Plan") pursuant to which certain members of management of the Company shall be granted options to acquire shares of Common Stock ("Options");


                  WHEREAS, following the date hereof, certain members of management will be entitled to acquire shares of Common Stock and, upon such purchase or any exercise of Options, such members of management will execute this

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Agreement and the Common Stock to be held by them will become subject to the terms of this Agreement;

                  WHEREAS, as a result of the transactions contemplated by the Recapitalization Agreement, the Asset Sale Agreement, the IASIS Merger and the Hospital Merger (collectively, the "Transactions"): (i) on the date hereof, each Stockholder owns the number of shares of Common Stock set forth in Annex I hereto; and (ii) upon the closing of the transactions contemplated by the Asset Sale Agreement and the IASIS Merger, each Stockholder will own the number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock set forth in columns A, B and C, respectively, of Annex II hereto; and

                  WHEREAS, in connection with the Transactions, the Company and each Stockholder desire to enter into this Agreement, all in accordance with the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                               Certain Definitions
                               -------------------

                  For purposes of this Agreement, the following terms shall have the following meanings:

                        (a) The term "Affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

                        (b) The term "Board" shall mean the Board of Directors of the Company.

                        (c) The term "Business Day" shall mean any day other than a Saturday, Sunday or day upon which banks in the City of New York are authorized or required to be closed.

                        (d) The term "Change in Control" shall mean (A) at such time as the Stockholders, directly or indirectly, shall fail to own an aggregate of at least 50% of the voting equity securities of the Company, and any other Person or

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"group" of Persons (within the meaning of Section 13(d) of the Exchange Act)
shall acquire, beneficially or of record, a greater percentage of the outstanding voting equity securities of the Company than the percentage of the outstanding voting equity securities of such entity owned, directly or indirectly, by the Stockholders, in the aggregate or (B) upon a sale of all or substantially all of the assets of the Company.

                        (e) The term "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

                        (f) The term "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                        (g) The term "Credit Agreement" means that certain Credit Agreement, dated as of October 15, 1999 by and among the Company, and Morgan Guaranty Trust Company of New York, as administrative agent, and the other lenders that are a party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                        (h) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                        (i) The term "Fair Market Value" shall mean the fair market value of the Common Stock determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing sales price per share of the Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its reasonable discretion, shall determine.

                        (j) The term "Initial Public Offering" shall mean the first Public Offering of shares of Common Stock.


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                        (k) The term "Permitted Transferee" shall mean, with
respect to each Stockholder bound by the terms of this Agreement, (i) any descendant, Affiliate or Associate (as defined in Rule 405 of the Securities
Act) of such Stockholder or any Permitted Transferee of such Affiliate; (ii) the Company; (iii) in the event of the dissolution, liquidation or winding up, or other distribution of assets, of any such Stockholder that is a partnership, limited liability company or corporation, the partners of a partnership that is such Stockholder, the members of a limited liability company that is such Stockholder, the stockholders of a corporation that is such Stockholder or a successor partnership, limited liability company or corporation all of the partners, members or stockholders of which are the Persons who were the partners of such partnership, members of such limited liability company or stockholders of such corporation immediately prior to the dissolution, liquidation or winding up of such Stockholder; (iv) a transferee by testamentary or intestate disposition; (v) a transferee by inter vivos transfer to the transferring Person's spouse, children and/or other lineal descendants; (vi) a trust transferee by inter vivos transfer, the only beneficiaries of which are the transferring Person, spouse, children and/or other lineal descendants; (vii) a successor nominee or trustee for the beneficial owner of the Shares for which such Person acts as nominee or trustee, as the case may be; (viii) an institutional lender for money borrowed pursuant to a bona fide pledge of or the granting of a security interest in such Stockholder's Shares, including, without limitation, the lenders (or an agent acting on behalf of the lenders) under the Credit Agreement pursuant to a pledge as security for the obligations of the Company and its subsidiaries under the Credit Agreement and interest rate, commodity and currency hedging agreements; (ix) any transferee of an institutional lender described in (viii) above which transferee acquires such Shares in connection with a foreclosure sale of such Shares; it being understood that in the event that JLL Healthcare distributes Shares or other exercise of remedies with respect thereto; provided, however, that such transferee as described in this subsection (ix) shall not be required to acquire such Shares subject to the terms of this Agreement, and shall take such Shares free of any of the provisions hereof unless such transferee elects in writing to be bound by the terms of this Agreement to its Members, the definition of Permitted Transferee shall be amended to include all categories of "Permitted Transferees" under the Operating Agreement of JLL Healthcare.

                        (l) The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                        (m) The term "Preferred Stock" shall mean the Series A Preferred Stock and the Series B Preferred Stock.

                        (n) The term "Public Offering" shall mean a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than (i) a registration statement filed under Regulation A or on form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form).



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                        (o) The term "Registrable Securities" shall mean (i) the
shares of Common Stock owned by each Stockholder on the date hereof as set forth opposite each Stockholder's name on Annex I hereto, (ii) additional shares of Common Stock acquired by one or more Stockholders after the date hereof, (iii) the shares of Preferred Stock owned by each Stockholder on the date hereof as set forth opposite each Stockholder's name on Annex I hereto and (iv) additional shares of Preferred Stock acquired by one or more Stockholders after the date hereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act, or (iii) such securities are transferred under circumstances in which any legend borne by the certificates for such securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company and any stop transfer instructions issued by the Company to any transfer agent for such securities are rescinded by the Company.

                        (p) The term "Registration Period" shall mean the period from and after 180 days following an Initial Public Offering of Common Stock of the Company.

                        (q) The term "Requisite Amount" shall mean Registrable Securities having an aggregate Fair Market Value as of the date of any Demand (as hereinafter defined) following an Initial Public Offering of at least $10 million.

                        (r) The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                        (s) The term "Series A Preferred Stock" shall mean the series A preferred stock, par value $.01 per share, of the Company.

                        (t) The term "Series B Preferred Stock" shall mean the series B preferred stock, par value $.01 per share, of the Company.

                        (u) The term "Shares" shall mean (i) the shares of Company Common Stock owned by each Stockholder on the date hereof, as set forth opposite each Stockholder's name on Annex I hereto, and additional shares of Common Stock acquired by one or more Stockholders after the date hereof,


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including shares of Common Stock acquired by one or more Stockholders as a result of a subsequent purchase, conversion, reorganization, recapitalization, reclassification, stock dividend, split-up, sale of assets, distribution or redemption of securities and (ii) the shares of Preferred Stock to be owned by each Stockholder following consummation of the Transactions, as set forth opposite each Stockholder's name on Annex II hereto, and additional shares of Preferred Stock acquired by one or more Stockholders after the date hereof.

                        (v) The term "Transfer" shall mean any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, offer, sell, assign, transfer, pledge or otherwise dispose of any Shares, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or taking a pledge of, any of the Shares; provided, however, that the transfer of an interest in any of the Stockholders shall not be deemed to be a transfer.

                                   ARTICLE II

                  Representations and Warranties and Covenants
                  --------------------------------------------

              Section 2.01      Representations and Warranties of  the Company.

              The Company represents and warrants to each Stockholder, as of the date hereof, as follows:

                        (a) Authority. The Company has full power and authority to execute, deliver and perform this Agreement;

                        (b) Due Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws; and



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                        (c) No Conflict. The execution, delivery and performance
of this Agreement by the Company do not violate or conflict with or constitute a default under (i) the Company's certificate of incorporation and by-laws, (ii) any judgment, order or decree or statute, law, ordinance, rule or regulation of any governmental entity applicable to the Company or (iii) any material agreement to which it is a party or by which it or its property is bound.

              Section 2.02 Representations and Warranties of the Stockholders.

              Each Stockholder individually represents and warrants to each other Stockholder and the Company, as of the date hereof, as follows:

                        (a) Corporate Authority. The Stockholder has full power, capacity and authority to execute, deliver and perform this Agreement;

                        (b) Due Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

                        (c) No Conflict. The execution, delivery and performance of this Agreement by the Stockholder do not violate or conflict with or constitute a default under (i) the Stockholder's organizational documents, provided that this clause (i) is inapplicable to any Stockholder that is an individual, (ii) any judgment, order or decree or statute, law ordinance, rule or regulation of any governmental entity applicable to the Stockholder, or (iii) any material agreement to which the Stockholder is a party or by which it or its property is bound; and

                        (d) Acquisition of Shares for Investment.

                            (i) Each Stockholder will be acquiring the Shares for investment purposes only, without any intention of distributing or selling such Shares in violation of federal, state or other securities laws. If such Stockholder should in the future decide


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         to dispose of any of such Shares, such Stockholder understands and agrees that it may do so only in compliance with the terms of Article IV hereof and the Securities Act and applicable state securities laws, as then in effect. Such Stockholder agrees to the imprinting, so long as required by law, of legends on certificates representing all of the Shares to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ("TRANSFERRED") EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER __, 1999 AND MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT IS ON FILE WITH THE SECRETARY OF IASIS HEALTHCARE CORPORATION AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

                            (ii) Each Stockholder which is acquiring Shares on or after the date hereof understands that the Shares will not be registered at the time of their issuance under the Securities Act for the reason that the issuance of the Shares is exempt under the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Stockholder's representations set forth herein. Each Stockholder represents that either (a) it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment or (b) such


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         Stockholder is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect. Each Stockholder further represents that it has had the opportunity to conduct due diligence on the Company, to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information to such Stockholder's satisfaction.

              Section 2.03 Covenants.

                        (a) The Company covenants to each Stockholder that it will, from and after the Initial Public Offering, timely file all reports required to be filed by it under the Exchange Act, and if at any time the Company is not required to file such reports, it will take such further action as a Stockholder may reasonably require, including, without limitation, supply and make publicly available any other information in the possession of or reasonably obtainable by the Company, with the purpose of allowing such stockholder, subject to the terms and conditions hereof, to avail itself of Rule 144 of the Securities Act or any other rule or regulation of the Commission allowing it to sell securities without registration under the Securities Act. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to its compliance with such filing requirements;

                        (b) Prior to the Initial Public Offering and (i) with respect to PHC, for so long as PHC owns at least twenty-five percent (25%) of the number of shares of Common Stock held by PHC on the date hereof, or (ii) with respect to any Stockholder other than PHC, for so long as such Stockholder and its Affiliates own at least three percent (3%) of the then outstanding shares of Common Stock, the Company will deliver to PHC or such other Stockholder the following documents, at the same time as required to be furnished to the lenders under the Credit Agreement:

                            (i) Annual audited consolidated financial statements and quarterly unaudited consolidated financial statements of the Company and its subsidiaries;

                            (ii) Monthly financial reports furnished to the lenders under the Credit Agreement, if any;

                            (iii) Copies of reports, if any, submitted to the Company by independent accountants in connection with each


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         annual or interim audit of the books of the Company made by such accountants;

                            (iv) Copies of required covenant compliances and information regarding events of default under any agreement with the lenders under the Credit Agreement; and

                            (v) Promptly upon the occurrence thereof, notice of any waiver of any event of default or compliance with any covenant in the Company's senior secured loan agreements or subordinated agreements or any amendment or modification of any such agreements;

                        (c) The Company agrees that it shall permit each Stockholder, or member of a Stockholder, which is entitled to designate (or cause to be designated) a director to the Board or an observer to the Board, reasonable inspection rights, during normal business hours, of the books and records of the Company and reasonable access to the Company's senior executives and to the Company's premises; and

                        (d) Unless otherwise required by law, each Stockholder agrees that it shall (i) hold in confidence and cause its lenders to hold in confidence all non-public information furnished to such Stockholder by the Company and (ii) not use or disclose any such information to any third party without the Company's prior written consent.

                                   ARTICLE III

                               Board of Directors
                               ------------------

              Section 3.01 Composition of Board of Directors.

                        (a) The Board shall initially consist of thirteen (13) members, of which: (i) ten (10) members shall be designees of JLL Healthcare;
(ii) one member shall be the Chairman of the Board of the Company; (iii) one member shall be the Chief Executive Officer of the Company; and (iv) one member shall be an independent physician recommended by the Chief Executive Officer of the Company and reasonably acceptable to the other Board members. During the term of this Agreement, the size of the Board may be increased and the Board shall have the authority to appoint individuals to fill the vacancies created by such new


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director positions; provided, however, that so long as JLL Healthcare owns a majority of the voting power of the Company, JLL Healthcare shall have the right to designate a majority of the directors on the Board. During the term of this Agreement and subject to the fiduciary duties of the Board, the Company shall use its best efforts and shall exercise all authority under applicable law to nominate for election and cause to be elected or appointed, as the case may be, as directors of the Company, a slate of directors consisting of individuals meeting the requirements of the previous sentence.

                        (b) No Voting Agreement. Each of the Stockholders acknowledges and agrees that nothing contained in this Agreement shall constitute a voting agreement or require any Stockholder to vote its shares of Common Stock in any manner other than as it deems fit.

                        (c) Observation Rights. Notwithstanding any other provision of this Agreement, so long as Triumph owns more than three percent (3%) of the issued and outstanding shares of Common Stock, it shall be entitled to have a representative attend and observe all meetings of the Board; provided that such individual shall not be entitled to vote upon any matter before the Board and shall not be counted for purposes of determining if a quorum of directors is present at such meeting. Such representative shall be bound by the provisions of Section 2.03(d) hereof.

                                   ARTICLE IV

                               Transfer of Shares
                               ------------------

              Section 4.01 General Restrictions.

                        (a) Except as set forth in clause (b) below and Sections
4.04 and 5.02 hereof, during the Term of this Agreement, no Stockholder (other than JLL Healthcare) may Transfer any Shares, without the prior written approval of JLL Healthcare, which approval shall not be unreasonably withheld, except for Transfers (i) to any of its Permitted Transferees; provided, however, that prior to any such Transfer of Shares, such Permitted Transferee (other than a Permitted Transferee described in subsection (ix) of the definition of Permitted Transferee, which shall acquire such Shares free of the provisions of this Agreement) shall agree in writing to take such Shares subject to, and to comply with, all of the provisions of this Agreement, a copy of which agreement shall be filed with the Secretary of the Company and shall include the address of such Permitted Transferee to which notices hereunder shall be sent, (ii) pursuant to any offer, including a tender or exchange offer, by any Person (including the Company) to purchase all of the outstanding Shares, which offer has


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been approved by the Board, or (iii) pursuant to any transaction requiring the approval of the holders of at least a majority of the issued and outstanding voting securities of the Company and as to which the requisite approval of the Board and the Stockholders shall have been obtained. Each Stockholder agrees that it shall provide the Company with prior written notice of any proposed Transfer of Shares.

                        (b) Notwithstanding the provisions of Section 4.01(a), following the first anniversary of the closing of the transactions contemplated by the Recapitalization Agreement, PHC may Transfer its Shares to any Person; provided, however, that prior to any Transfer of Shares that occurs prior to the third anniversary of the closing of the transactions contemplated by the Recapitalization Agreement, such Person shall agree in writing to take such Shares subject to, and to comply with, all of the provisions of this Agreement, a copy of which agreement shall be filed with the Secretary of the Company and shall include the address of such Person to which notices hereunder shall be sent. Subject to compliance with the preceding sentence by any Person to whom PHC proposes to Transfer its Shares, upon such Transfer, such Person shall be deemed a Stockholder hereunder and the Shares so Transferred shall continue to be Registrable Securities.

              Section 4.02 Compliance with Securities Laws. Each Stockholder agrees that every Transfer of its Shares shall comply with all federal, state and local securities laws applicable to such Transfer. At the request of the Company, the transferring Stockholder shall deliver to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the Transfer satisfies this Section 4.02.

              Section 4.03 Transfers Not In Compliance. In the event of any purported or attempted Transfer of Shares by a Stockholder that does not comply with this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a stockholder of the Company for any purpose and shall not be entitled to any of the rights of a stockholder, including, without limitation, the right to vote the Shares or to receive a certificate for the Shares or any dividends or other distributions on or with respect to the Shares.

              Section 4.04 Tag-Along Rights.

                        (a) Except as provided below, if, at any time prior to the Initial Public Offering, JLL Healthcare or any Affiliate to which it Transferred Shares, proposes to Transfer, directly or indirectly, any of its Shares to a Person (other than (i) to an Affiliate of JLL Healthcare or (ii) pursuant to a distribution to a


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member of JLL Healthcare), JLL Healthcare shall provide each other Stockholder
(each, a "Notice Recipient") and the Company with not less than twenty (20) Business Days' prior written notice (the "Sale Notice") of such proposed Transfer, which notice shall include all of the terms and conditions of such proposed Transfer and which shall identify such purchaser; and each Notice Recipient shall have the option, exercisable by written notice to JLL Healthcare within ten (10) Business Days after the receipt of the Sale Notice, to require JLL Healthcare to arrange for such purchaser or purchasers to purchase the same percentage (the "Percentage") of the Shares then owned by such Notice Recipient as the ratio of the total number of Shares which are to be Transferred by JLL Healthcare and/or such Affiliate pursuant to the proposed Transfer to the total number of Shares owned by JLL Healthcare and such Affiliate immediately prior to such Transfer, or any lesser amount of Shares as such Notice Recipient shall desire, together with JLL Healthcare's Shares at the same time as, and upon the same terms and conditions (including all direct or indirect consideration or compensation) at which, JLL Healthcare and/or such Affiliate sells its Shares. If a Notice Recipient shall so elect, JLL Healthcare agrees that it shall either
(a) arrange for the proposed purchaser or purchasers to purchase all or a portion (as such Notice Recipient shall specify) of the same Percentage of the Shares then owned by such Notice Recipient at the same time as, and upon the same terms and conditions at which, JLL Healthcare sells its Shares; provided, however, that no Stockholder will be required to sign a covenant not to compete or similar restriction in connection with such sale and, provided further, that any indemnification obligations of such Notice Recipient in connection with such sale shall be borne ratably by the Stockholders participating in such sale and shall not exceed the lesser of (x) such Stockholder's ratable share of any loss and (y) the net proceeds received by such Notice Recipient in connection with such sale; and, provided further, that if such purchaser or purchasers shall elect to purchase less than the aggregate number of Shares originally agreed with JLL Healthcare and the number of shares to be sold by all Notice Recipients electing to participate in the proposed Transfer, then the number of Shares to be sold by JLL Healthcare and all Notice Recipients electing to participate in the proposed Transfer shall be reduced pro rata to such aggregate number, or (b) JLL Healthcare may elect not to effect the proposed Transfer to such purchaser or purchasers. In the event that a Notice Recipient does not exercise its right to participate in such Transfer or declines to so participate, JLL Healthcare shall have 180 days from the date of such Sale Notice to consummate the transaction on the terms set forth therein without being required to provide an additional Sale Notice to the other Stockholders and comply with the terms of this Section 4.04.

                        (b) Notwithstanding any other provision hereof to the contrary, the provisions of this Section 4.04 shall not apply to any Transfer unless and until JLL Healthcare shall or will have Transferred, in one or more transactions, including the proposed transaction, an aggregate of at least two percent (2%) of the number of Shares held by it on the date hereof.

              Section 4.05 Effect of Notices. Notwithstanding any provision hereof to the contrary, the giving to any Stockholder of any Sale Notice shall not obligate JLL Healthcare to consummate or effect any transaction referred to therein, and JLL Healthcare shall be free to abandon any such transaction prior to the effectiveness thereof. If any such transaction is so abandoned, each Stockholder shall continue to be subject to the terms of this Article IV with respect to the Shares included in such Sale Notice.

              Section 4.06 Transfers of JLL Healthcare Common Interests Notwithstanding any other provision hereof, in the event that Joseph Littlejohn & Levy Fund III, L.P. Transfers any of its Interests in JLL Healthcare, the provisions of Section 4.04 hereof shall be applicable to such Transfer in a manner that fairly and equitably preserves the original rights thereunder, and each of the other Stockholders shall have such rights and obligations thereunder, as if such Transfer were a Transfer of the Shares held by JLL Healthcare.

                                    ARTICLE V

                               Registration Rights
                               -------------------

              Section 5.01 Demand Registrations.

                        (a) Requests for Registration. At any time after 180 days following the consummation of the Initial Public Offering, subject to the conditions set forth herein and subject to the prior written approval of JLL Healthcare, which approval shall not be unreasonably withheld, any Stockholder meeting the requirements set forth in paragraph (b) below shall be entitled to make a written request of the Company (a "Demand") for registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration"). Such Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered, (ii) the intended method of distribution in connection with such Demand Registration to the extent then known and (iii) the identity of each Stockholder (a "Demanding holder") requesting such Demand. Within ten (10) Business Days after receipt of a Demand, the Company shall give written notice of such Demand to all other Stockholders and shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the receipt by such Stockholder of the Company's notice required by this paragraph; provided, however, that the Company shall not be required to file any registration statement covering Registrable Securities with a Fair Market Value of less than the Requisite Amount.

                        (b) Number of Demands. JLL Healthcare shall be entitled to eight (8) Demand Registrations; each other Stockholder, together with its Permitted Transferees and Affiliates, owning more than five percent (5%) of the then outstanding shares of Common Stock shall be entitled to two (2) Demand Registrations; and each Stockholder, together with its Permitted Transferees and Affiliates, owning more than three percent (3%) and less than five percent (5%) of the then outstanding shares of Common Stock shall be entitled to one (1) Demand Registration; provided, however, that each Stockholder who is identified as a Demanding holder in any Demand Registration shall be deemed to have made a demand with respect to such Demand Registration.

                        (c) Satisfaction of Obligations. Subject to Section 5.03, a registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 5.03), and (ii) such registration statement shall have been maintained continuously effective for a period of at least ninety (90) days or such shorter period during which all Registrable Securities included therein have been disposed of thereunder in accordance with the method of distribution set forth in such registration statement.

                        (d) Availability of Short Form Registrations. The Company shall use its best efforts to comply with the requirements for use of short form registration for the sale of Registrable Securities under the Securities Act.

                        (e) Restrictions on Demand Registrations. The Company shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act, for a period longer than ninety (90) days or (ii) to effect any Demand Registration within one hundred eighty (180) days after the effective date of (A) a "firm commitment" underwritten registration in which all Stockholders were given "piggyback" rights pursuant to Section 5.02 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, each such Stockholder exercising such piggyback rights was permitted to include in such registration 50% of the Registrable Securities that such Stockholder sought to include therein) or (B) any other Demand Registration. In addition, the Company shall be entitled to postpone (upon written notice to all Stockholders) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse affect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, the Demanding holders shall have the right to withdraw such Demand in accordance with Section 5.03 hereof.

                        (f) Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders (which such underwriter shall be reasonably acceptable to the Company and whose fees and expenses shall be borne solely by the Company)) advises the Company and the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders in writing that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this Article V, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall furnish each such Demanding holder with a copy of such opinion and a notice of the number of Registrable Securities held by such Demanding holder to be included in the registration statement and shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the holders of Registrable Securities sought to be registered therein ("Demanding Sellers") are advised by such underwriter can be sold without such an effect (the "Maximum Demand Number"), as follows and in the following order of priority:

                            (i) first, the number of Registrable Securities sought to be registered by each Demanding Seller and

         PHC, pro rata in proportion to the number of Registrable Securities sought to be registered by all such sellers; and

                            (ii) second, if the number of Registrable Securities to be included under clause (i) above is less than the Maximum Demand Number, the number of securities sought to be included by each other seller, pro rata in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) above, equals the Maximum Demand Number.

                        (g) Selection of Underwriters. If the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders request that such Demand Registration be an underwritten offering, then the Company shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders, which approval shall not be unreasonably withheld or delayed.

                        (h) Other Registrations. If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 5.01(e) hereof.

              Section 5.02 Piggyback Registrations.

                        (a) Right to Piggyback. At any time after 180 days following the consummation of the Initial Public Offering, whenever the Company proposes to register any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a "Piggyback Registration"), subject to the conditions set forth herein, the Company shall give all Stockholders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed method of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Stockholder given within ten (10) Business Days of such Stockholder's receipt of the Piggyback Notice (which written request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion.

                        (b) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company (reasonably acceptable to the holders of a majority of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne solely by the Company)) advises the Company and the holders of the Registrable Securities sought to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to "piggyback" or other incidental or participation registration rights) such registration (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration

("Piggyback Sellers") and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the "Maximum Piggyback Number"), as follows and in the following order of priority:

                            (i) if the Piggyback Registration is an offering on behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to "piggyback" or other incidental or participatory registration rights) (a "Primary Offering"), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller and other proposed seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers and all other proposed sellers, which, in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number; and

                            (ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller and other proposed seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers and all other proposed sellers, which, in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number.

                        (c) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 5.02 and prior to time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith as provided herein). In the event that the Piggyback Sellers of such a registration hold the Requisite Amount of Registrable Securities, such holders may continue the registration as a Demand Registration if the requirements of Section 5.01(b) are met. The continuation of such registration shall be counted as a Demand for one Stockholder, which meets the requirements of Section 5.01(b), and continues as a participant in such registration. The Stockholder having a Demand right with the largest number of Registrable Securities included in such registration among all Stockholders having such right shall be deemed to be the Demanding holder.

              Section 5.03 Withdrawal Rights. Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company at least five (5) Business Days prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Requisite Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 5.03, and within five (5) Business Days following the effectiveness of such notice, either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, respectively, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) Business Day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (i) in accordance with an election by the Company, (ii) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders, (iii) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders prior to the effectiveness of the applicable Demand Registration Statement or (iv) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains adverse information regarding the Company shall not be counted as a Demand. Except as set forth in clause (iv) of the previous sentence, any Demand withdrawn in accordance with an election by the Demanding holders subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand unless the Stockholders reimburse the Company for its reasonable out-of-pocket expenses (but not including any Internal Expenses, as defined below) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of a majority of the Stockholders, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such registration statement in order to assist such holders with a determination in accordance with the next preceding sentence.

              Section 5.04 Holdback Agreements. Each Stockholder agrees not to effect any public sale or distribution (including, without limitation, sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date which the Company has notified the Stockholders that it or any Demanding holders intend to commence an underwritten Public Offering through the sixty (60) day period immediately following the effective date of any Demand Registration or any Piggyback Registration (in each case, except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto; provided, however, that the Stockholders shall not be obligated to comply with this Section 5.04 on more than one (1) occasion in any nine (9) month period.

         Section 5.05 Registration Procedures.

                  (a) Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Demand Registration or Piggyback Registration), the Company (subject to its right to withdraw such registration as contemplated by Section 5.02(c)) shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, in connection therewith, the Company shall as expeditiously as possible:

                           (i) prepare and file with the Commission a
                  registration statement with respect to such Registrable Securities on any form for which the Company then qualifies and is available for the sale of Registrable Securities to be registered thereunder in accordance with the intended method of distribution and use its best efforts to cause such registration statement to become effective within ninety (90) days of the date thereof;

                           (ii) prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than ninety (90) days (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the method of distribution set forth therein) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

                           (iii) before filing with the Commission any such
                  registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Demanding holders of a majority of the Registrable Securities held by the Demanding holders, counsel for the underwriter or sales or placement agent, if any, and any other counsel for holders of Registrable Securities, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

                           (iv) promptly (i) notify each seller of Registrable
                  Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (y) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threat of any proceedings with respect to any of the foregoing and (ii) use its reasonable best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

                           (v) furnish to each seller of Registrable Securities,
                  the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller;

                           (vi) if requested by the managing underwriter or
                  underwriters of any registration or by the Demanding holders of a majority of the Registrable Securities held by the Demanding holders, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders shall reasonably furnish to the Company in writing and request be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

                           (vii) use its best efforts to register or qualify
                  such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as the holders of a majority of Registrable Securities sought to be registered reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of a majority of Registrable Securities sought to be registered to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (z) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

                           (viii) notify each seller of such Registrable
                  Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such registration statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

                           (ix) cause all such Registrable Securities to be
                  listed on the New York Stock Exchange and/or any other securities exchange and included in each established over-the-counter market on which or through which similar securities of the Company are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system ("Nasdaq") and if listed on Nasdaq, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2- 1 under the Securities Exchange Act of 1934, as amended, or, failing that, to secure Nasdaq authorization for such Registrable Securities;

                           (x) make available for inspection by any seller of
                  Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement. Information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement, or
                  (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of

                  Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections and which the Company determines, in good faith, to be confidential, shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

                           (xi) use its best efforts to comply with all
                  applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

                           (xii) permit any Stockholder, which Stockholder, in
                  its sole and exclusive judgment, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and such holder's counsel should be included;

                           (xiii) use reasonable best efforts to furnish to each
                  seller of Registrable Securities a signed counterpart of (x) an opinion of counsel for the Company and (y) a comfort letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten Public Offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the holders of a majority of the Registrable Securities being sold may reasonably request; and

                           (xiv) take all such other actions as the holders of a
                  majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

         (b) Underwriting. Without limiting any of the foregoing, in the event that any offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of the Stockholders, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by the holders of a majority of the Registrable Securities to be included in such Demand Registration, such Demand Registration shall not be counted as a permitted Demand hereunder). In connection with any offering of Registrable Securities registered pursuant to this Agreement, the

Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

                  (c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.05(a)(viii), such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.05(a)(viii) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the ninety (90)-day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 5.05(a)(viii) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

         Section 5.06 Registration Expenses. Except as otherwise provided in this Section 5.06, all expenses incident to the Company's performance of, or compliance with, its obligations under Article V of this Agreement, including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents, if any, in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents, if any, in connection therewith (excluding discounts and commissions and the fees and expenses of counsel for such underwriters or placement or sales agents), all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) (collectively, the "Registration Expenses") shall be borne by the Company; provided, however, that all underwriting discounts and commissions allocable to each Stockholder selling Registrable Securities shall be borne by such Stockholder. The Company shall be responsible for the fees and expenses of one (1) legal counsel retained by all of the Stockholders in the aggregate in connection with the sale of

Registrable Securities. Notwithstanding the foregoing, the Company shall not be responsible for the fees and expenses of any additional counsel, or any of the accountants, agents or experts retained by the Stockholders in connection with the sale of Registrable Securities. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) (collectively, "Internal Expenses") and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on Nasdaq.

         Section 5.07 Indemnification.

                  (a) By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, members, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder or such an other indemnified Person against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company in writing by or on behalf of such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such an other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

                  (b) By Stockholders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish, or cause to be furnished, to the Company in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the

Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such an other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by or on behalf of such holder; provided, however, that each holder's obligation to indemnify the Company hereunder (other than with respect to information provided by a Stockholder) shall be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement, no such holder being liable to the Company in excess of the net amount received by such holder from the sale of Registrable Securities.

         (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

         (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

                  (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

                  (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Stockholder shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities.

                                   ARTICLE VI

                              Co-Investment Rights

         Section 6.01 Preemptive Rights. If, prior to the Initial Public Offering, the Company proposes to issue and sell any shares of capital stock of the Company (or other securities convertible into or exchangeable for shares of such capital stock) to any Person, including to any Stockholder (whether for cash, securities or other property), each Stockholder shall have the right to purchase from the Company a number of shares of such class or series of capital stock of the Company (or other securities convertible into or exchangeable for shares of such capital stock) proposed to be sold to such Person such that, following such transaction, such Stockholder shall maintain the same proportionate interest in the issued shares of capital stock of the Company proposed to be issued as held by such Stockholder immediately prior to such transaction. Such purchase by each Stockholder shall be on the same terms and conditions as such purchase by such Person, except that, in lieu of delivering securities or property as consideration for shares of capital stock, such Stockholder shall be entitled to purchase such shares for cash in an amount equal to the fair market value per share of the securities or property being delivered by such Person, as determined by the Board in good faith. Each such issuance and sale to any Person shall be subject to the rights set forth in this Article VI.

         Section 6.02 Purchase Rights. Subject to Section 6.01, each Stockholder hereby agrees that, prior to the consummation of the Initial Public Offering, the Company may undertake one or more issuances and sales of shares of Common Stock to any Person at the price of $100 per share and one or more issuances and sales of shares of Preferred Stock to any Person at the price of $1,000 per share. Each Stockholder further hereby acknowledges and agrees that, subject to
Section 7.13 hereof, and, unless otherwise determined by the Board, in its reasonable discretion, the payment of $100 per share of Common Stock or $1,000 per share of Preferred Stock by such Person, which payment shall be made in cash, securities or such other property as determined by the Board, shall be conclusive and binding as evidence of the Fair Market Value at such time of the shares of Common Stock or Preferred Stock, as the case may be. Moreover, each Stockholder hereby acknowledges and agrees that the Fair Market Value of the Preferred Stock is and shall continue to be $1,000 per share, unless otherwise determined by the Board, in its reasonable discretion.

         Section 6.03 Notice. If, prior to the Initial Public Offering, the Company proposes to issue shares of capital stock (or other securities convertible into or exchangeable for shares of capital stock) to any Person, including any other Stockholder, it shall give each Stockholder written notice of such issuance, describing the price and terms upon which the Company intends to issue the same, and the number of shares of capital stock (or other securities convertible into or exchangeable for shares of capital stock) eligible to be purchased by each such Stockholder pursuant to Section 6.01 above. Any revision of any material term of such intended issuance shall require re-notification to each Stockholder and a restarting of the fifteen (15) Business Day period provided in Section 6.04 below.

         Section 6.04 Exercise. Upon receipt by any Stockholder of the written notice of the Company pursuant to Section 6.03 above, such Stockholder shall have fifteen (15) Business Days during which to exercise the right pursuant to
Section 6.01 above to purchase its proportionate share of Company capital stock for the price and upon the terms specified in such notice. If any Stockholder fails to notify the Company of its exercise of such rights within such fifteen
(15) Business Day period, such Stockholder shall have no further rights with regard to such purchase by such Person at the price and upon the terms specified in the notice to the Stockholder, subject to Section 6.05 below.

         Section 6.05 Limitations. If the Company has not sold the shares of capital stock (or other securities convertible into or exchangeable for shares of capital stock) to such Person within sixty (60) days following the expiration of the fifteen (15) Business Day period referred to above, the Company shall not thereafter issue or sell any such shares to such Person without also offering the same to each Stockholder in the manner provided above.

         Section 6.06 Scope. Each Share issued and sold to any Stockholder pursuant to the rights set forth in this Article VI shall be subject to this Agreement; and each certificate representing such Shares shall bear substantially the legend set forth in Section 7.01 hereof.

         Section 6.07 Exclusion. Notwithstanding the foregoing, each Stockholder acknowledges and agrees that (i) the capital structure of the Company following consummation of the Transactions and the financing thereof is set forth on Annex II hereto and no Stockholder shall have preemptive rights pursuant to this
Article VI with respect to the issuance or sale of any such securities contemplated in connection therewith and (ii) such Stockholder shall not have any preemptive right pursuant to this Article VI with respect to the issuance of any equity security (A) to employees of the Company under any equity compensation plan approved by the Board or (B) to the selling parties as consideration with respect to any acquisition or business combination.

         Section 6.08 Calculation of Percentages. Solely for purposes of Articles IV, V and VI, in determining each Stockholder's proportionate interest of the Company's issued and outstanding capital stock and calculating the number of shares of capital stock which Stockholders are entitled to purchase pursuant to Section 6.01 hereof, the Company shall be deemed to have one class of capital stock outstanding, and each outstanding share of Preferred Stock shall be deemed to be the equivalent of ten shares of Common Stock.

                                   ARTICLE VII

                                  Miscellaneous

                  Section 7.01 Expenses. The Company hereby agrees that it shall reimburse each of the Stockholders for their fees and expenses in connection with the acquisition of Shares on the date hereof and the negotiation and execution of this Agreement, including, without limitation, fees and expenses of one outside counsel for each of (i) JLL Healthcare, (ii) Triumph, (iii) GECC,
(iv) the IHC Investors, (v) the Management Investors, (vi) CIBC WMC, Inc. and
(vii) J.P. Morgan Capital Corporation. The Company further agrees that it will reimburse JLL Healthcare for its administrative fees and expenses incurred during the Term of this Agreement.

                  Section 7.02 Specific Performance. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole solely by monetary damages. The Stockholders hereby agree that in addition to any other remedy to which any party may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

                  Section 7.03 Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

                  Section 7.04 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

                  Section 7.05 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service, (iii) mailed postage prepaid by first class mail or (iv) transmitted by facsimile transmitted, if, (a) to the Company, JLL Healthcare or PHC to the address below or (b) to any other Stockholder (and any other Person designated by such Stockholder) at the address or telecopier number set forth in Annex I hereto. Such notices shall be effective: (i) in the case of hand deliveries when received; (ii) in the case of an overnight delivery service, on the next business day after being placed in the possession of such delivery service, with delivery charges prepaid; (iii) in the case of mail, seven (7) Business Days after deposit in the postal system, first class mail, postage prepaid; and (iv) in the case of facsimile notices, when electronic confirmation of receipt is received by the sender. Any party may change its address and telecopy number by written notice to the others given in accordance with this
Section 7.05.

                  If to the Company, to:

                           IASIS Healthcare Corporation
                           104 Woodmont Blvd., Suite 101
                           Nashville, TN  37205
                           Attention:  General Counsel
                           Fax:  (615) 846-3006

                           with copies to:

                           JLL Healthcare, LLC
                           c/o Joseph Littlejohn & Levy Fund III, LP
                           450 Lexington Avenue, Suite 3350
                           New York, NY  10017
                           Facsimile:  (212) 286-8626
                           Attention:  Mr. Jeffrey C. Lightcap

                                       and

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           Wilmington, DE  19801
                           Attention:  Robert B. Pincus, Esq.
                           Fax:  (302) 651-3001

                  If to JLL Healthcare, to:

                           JLL Healthcare, LLC
                           c/o Joseph Littlejohn & Levy Fund III, LP
                           450 Lexington Avenue, Suite 3350
                           New York, NY  10017
                           Facsimile:  (212) 286-8626
                           Attention:  Mr. Jeffrey C. Lightcap

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           Wilmington, DE  19801
                           Attention:  Robert B. Pincus, Esq.
                           Fax:  (302) 651-3001

                  If to Paracelsus Healthcare Corporation, to:

                           Paracelsus Healthcare Corporation
                           515 W. Greens Road
                           Suite 500
                           Houston, TX  77067
                           Attention:  President
                           Fax:  (281) 774-5200

                           with a copy to:

                           Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, TX  77002-2778
                           Attention:  Diana M. Hudson, Esq.
                           Fax:  (713) 225-7047

                  If to the Outside Investors, to:

                           General Electric Capital Corporation
                           3379 Peachtree Road
                           Suite 600
                           Atlanta, GA 30326
                           Attention:
                           Fax:

                           Triumph Partners III, L.P.
                           and
                           Triumph III Investors, L.P.
                           c/o  Triumph Capital Group, Inc.
                           28 State Street
                           37th Floor
                           Boston, MA  02109
                           Attention:
                           Fax:

                  If to the IHC Investors, to:

                           104 Woodmont Blvd., Suite 101
                           Nashville, TN  37205
                           Attention:  General Counsel
                           Fax:  (615) 846-3006

                  Section 7.06 Applicable Law. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER; ALL SUCH DISPUTES SHALL BE SETTLED BY BINDING ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK, NEW YORK AND THE ORDER OF SUCH ARBITRATORS SHALL BE FINAL AND BINDING ON ALL PARTIES HERETO AND MAY BE ENTERED AS A JUDGMENT IN A COURT HAVING JURISDICTION OVER THE PARTIES.

                  Section 7.07 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including, without limitation, any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  Section 7.08 Successors; Assigns; Third-Party Beneficiaries. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the rights or obligations of any Stockholder hereunder, including, without limitation, any rights pursuant to Article VI hereof, may be assigned, except in connection with the transfer by a Stockholder of Shares to a Permitted Transferee. Any such attempted assignment in contravention of this Agreement shall be void and of no effect. Except for Sections 5.07 and 7.09 hereof, this Agreement is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any other rights or remedies, whether legal or equitable, hereunder.

                  Section 7.09 Amendments. This Agreement may not be amended, modified or supplemented unless such modification is in writing and signed by the Company and Stockholders owning at least a majority (50.1%) of the outstanding shares of Common Stock as of the date hereof; provided, however, that no such amendment or modification that materially and adversely affects any Stockholder or any member of JLL Healthcare shall be effective against such Stockholder or in respect of such member without such Stockholder's or member's express written consent.

                  Section 7.10 Additional Parties. Any Person who is a Permitted Transferee or who is approved by the Board and who executes a Stockholders Agreement shall be deemed to be a Stockholder and shall be bound by all obligations and, except to the extent limited in the Stockholders Agreement, entitled to all rights and privileges of a Stockholder as if he, she or it had been an original signatory to this Agreement.

                  Section 7.11 Waiver. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Company and each Stockholder whose rights or duties are affected by such waiver. Any waiver

(express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

                  Section 7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

                  Section 7.13 Recapitalization. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in the Company's capital structure, appropriate adjustments shall be made to the terms hereof if necessary to fairly and equitably preserve the original rights and obligations of the parties hereto under this Agreement.

                  Section 7.14 Term. Unless terminated earlier by the Company and Stockholders owning the percentage of shares set forth in Section 7.10 hereof, the term of this Agreement shall begin as of the date first written above and terminate on the earlier of (i) the tenth anniversary of such date and
(ii) a Change in Control of the Company; provided, however, that the provisions of Article V shall survive any termination of this Agreement pursuant to clause
(i) above so long as there are any Registrable Securities.



                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Stockholders Agreement as of the date first above written.


                               IASIS HEALTHCARE CORPORATION



                               By: /s/ Frank Coyle
                                   ------------------------------------
                                   Name:  Frank Coyle
                                   Title: Secretary and General Counsel


                               JLL HEALTHCARE, LLC



                               By: /s/ J. C. Lightcap
                                   ------------------------------------
                                   Name:  J. C. Lightcap
                                   Title: Authorized Person


                               PARACELSUS HEALTHCARE CORPORATION



                               By: /s/ James G. VanDevender
                                   ------------------------------------
                                   Name:  James G. VanDevender
                                   Title: Chief Executive Officer

                              OUTSIDE INVESTORS:

                              TRIUMPH PARTNERS III, L.P.

                              By: Triumph III Advisors, L.P.
                                  its general partner

                              By: Triumph III Advisors, Inc.
                                  its general partner



                              By: /s/ Frederick S. Moseley IV
                                  -----------------------------
                                  Name: Frederick S. Moseley IV
                                  Title: President


                              TRIUMPH III INVESTORS, L.P.

                              By: Triumph III Investors, Inc.,
                                  its general partner



                              By: /s/ Frederick S. Moseley IV
                                  -----------------------------
                                  Name: Frederick S. Moseley IV
                                  Title: President


                              GENERAL ELECTRIC CAPITAL CORPORATION



                              By: /s/ Elaine L. Moore
                                  ---------------------------
                                  Name: Elaine L. Moore
                                  ---------------------------
                                  Title: SVP as Duly
                                         Authorized Signatory
                                  ---------------------------

                                                                         ANNEX I


                           STOCKHOLDERS FOLLOWING THE
                          RECAPITALIZATION TRANSACTION


                                                      Number of Shares of
Name                                                      Common Stock
----                                                      ------------
JLL Healthcare                                               1,162,281
Paracelsus                                                      80,000
Triumph Partners                                                65,000
Triumph Investors                                                  789
GECC                                                            21,930

                                                                        ANNEX II

                           STOCKHOLDERS FOLLOWING THE
                                  TRANSACTIONS

                                Number of Shares              Number of Shares of Preferred Stock
Name                             of Common Stock                Series A                 Series B
----                             ---------------                --------                 --------
JLL Healthcare                         1,162,281                 148,772                       --
Paracelsus                                80,000                      --                       --
Triumph Partners                          65,000                   8,320                       --
Triumph Investors                            789                   101.1                       --
GECC                                      21,930                   2,807                       --
IHC Investors                             41,490                      --                    5,311



                                      II-1